                                                                  Execution Copy

                        MORTGAGE LOAN PURCHASE AGREEMENT

                                     between

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                    as Seller

                                       and

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Purchaser

       relating to Merrill Lynch Mortgage Investors Trust, Series 2007-SL1

                                   Dated as of

                                  April 1, 2007

Section 1.    Definitions............................................          1
Section 2.    Purchase and Sale of the Mortgage Loans and Related
              Rights.................................................          6
Section 3.    Mortgage Loan Schedule.................................          6
Section 4.    Mortgage Loan Transfer.................................          6
Section 5.    Examination of Mortgage Files..........................          8
Section 6.    Sale Treatment.........................................         10
Section 7.    Representations and Warranties of Seller Concerning
              the Mortgage Loans.....................................         11
Section 8.    Representations and Warranties Concerning the Seller...         21
Section 9.    Representations and Warranties Concerning the
              Purchaser..............................................         22
Section 10.   Closing................................................         23
Section 11.   Notices................................................         24
Section 12.   Transfer of Mortgage Loans.............................         24
Section 13.   Representations, Warranties and Agreements to Survive
              Delivery...............................................         25
Section 14.   Mandatory Delivery; Grant of Security Interest.........         25
Section 15.   Severability...........................................         25
Section 16.   Counterparts...........................................         26
Section 17.   Amendment..............................................         26
Section 18.   GOVERNING LAW..........................................         26
Section 19.   Further Assurances.....................................         26
Section 20.   Successors and Assigns.................................         26
Section 21.   The Seller.............................................         26
Section 22.   Entire Agreement.......................................         27
Section 23.   No Partnership.........................................         27

EXHIBIT 1     MORTGAGE LOAN SCHEDULE INFORMATION.....................      E-1-1
EXHIBIT 1     CONTENTS OF EACH MORTGAGE FILE.........................      E-2-1
EXHIBIT 2     [RESERVED].............................................      E-3-1

SCHEDULE A MORTGAGE LOAN SCHEDULE....................................   Sch. A-1

MLMI 2007-SL1:
Mortgage Loan Purchase Agreement

                        MORTGAGE LOAN PURCHASE AGREEMENT

     MORTGAGE LOAN PURCHASE AGREEMENT, dated as of April 1, 2007 (the "Agreement"), by and between MERRILL LYNCH MORTGAGE LENDING, INC., a Delaware corporation having an office at 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 (the "Seller"), and MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation having an office at 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 (the "Purchaser").

     Upon the terms and subject to the conditions of this Agreement, the Seller agrees to sell, and the Purchaser agrees to purchase, the Mortgage Loans as described herein. The Purchaser intends to deposit the Mortgage Loans into a trust fund (the "Trust Fund" or the "Issuing Entity") and create the Certificates under the Trust Agreement. The Issuing Entity will pledge the trust estate, including the Mortgage Loans, to the Indenture Trustee to secure the Notes that will be issued pursuant to the Indenture.

     The Purchaser has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Number 333-140436) relating to Asset-Backed Certificates and its Asset-Backed Notes and the offering of certain series thereof (including certain classes of the Certificates and Notes) from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Securities Act"). Such registration statement, when it became effective under the Securities Act, and the prospectus relating to the public offering of certain classes of the Securities by the Purchaser (the "Public Offering"), as from time to time each is amended or supplemented pursuant to the Securities Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively. The "Prospectus Supplement" shall mean that supplement, dated May 10, 2007 to the Prospectus, dated March 22, 2007, relating to certain classes of the Securities. With respect to the Public Offering of certain classes of the Securities, the Purchaser and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") have entered into a terms agreement, dated as of May 9, 2007, to an underwriting agreement dated February 28, 2003, between the Purchaser and Merrill Lynch (together, the "Underwriting Agreement").

     Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

Section 1. Definitions.

     Certain terms are defined herein. Capitalized terms used herein but not defined herein shall have the meanings specified in Appendix A to the Indenture. The following other terms are defined as follows:

     Adjustable Rate Mortgage Loan: A Mortgage Loan which provides for the adjustment of the Mortgage Rate payable in respect thereto.

     Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Rate on such Adjustable Rate Mortgage Loan is adjusted in accordance with the terms of the related Mortgage Note.

     Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan either by a Qualified Appraiser or pursuant to the Automated Valuation Model as set forth in the applicable Originator's Underwriting Guidelines, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan either by a Qualified Appraiser or pursuant to the Automated Valuation Model as set forth in the applicable Originator's Underwriting Guidelines.

     Automated Valuation Model: A statistical mood or algorithm that estimates the market value of the subject property as of a particular date.

     Balloon Loan: A Mortgage Loan identified on the Mortgage Loan Schedule as a balloon mortgage loan.

     Buydown Mortgage Loan: A Mortgage Loan in which buydown funds are used to pay a portion of the interest payable on the Mortgage Loan for a specified period of time.

     Certificates: The Merrill Lynch Mortgage Investors Trust, Series 2007-SL1 Mortgage Loan Asset-Backed Securities, Class C, Class P, Class Rand Class G Certificates issued pursuant to the Trust Agreement.

     Closing Date: May 11, 2007.

     Code: The Internal Revenue Code of 1986, or any successor statute thereto.

     Countrywide: Countrywide Home Loans Servicing LP.

     Countrywide Servicing Agreement: Collectively, the Assignment, Assumption and Recognition Agreement, dated as of May 11, 2007, among Merrill Lynch Credit Corporation, the Seller, Countrywide, the Indenture Trustee and the Master Servicer and the Flow Servicing Agreement, dated as of August 8, 2006, by and between Merrill Lynch Credit Corporation, the Seller and Countrywide, together.

     Custodian: LaSalle Bank National Association, as custodian, under the Custodial Agreement, dated as of April 1, 2007, between LaSalle Bank National Association and the Indenture Trustee.

     Cut-off Date Balance: $290,634,692.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

     Due Date: With respect to each Mortgage Loan, the first day in each month.

     Escrow Payments: The amounts constituting ground rents, taxes, assessments, water charges, sewer rents, primary insurance policy premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

     FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

     First Lien: With respect to each Mortgaged Property, the lien of the mortgage, deed of trust, or other instrument securing a Mortgage Note that creates a first lien on the Mortgaged Property.

     Fixed Rate Mortgage Loan: A Mortgage Loan with respect to which the Mortgage Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

     FNMA: Federal National Mortgage Association or any successor thereto.

     Indenture: The indenture, dated as of May 11, 2007, among the Issuing Entity, LaSalle Bank National Association, as securities administrator, and Citibank, N.A., as indenture trustee.

     Indenture Trustee: Citibank, N.A. as indenture trustee under the Indenture, or any successor thereto.

     Index: With respect to any Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

     Master Servicer: LaSalle Bank National Association, as master servicer under the Servicing Agreement, and any successor thereto.

     Merrill Lynch: Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

     MERS Loan: Any Mortgage Loan registered with MERS on the MERS System.

     MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

     MIN: The Mortgage Identification Number for any MERS Loan.

     MOM Loan: Any Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Loan and its successors and assigns

     Monthly Payment: With respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

     Moody's: Moody's Investors Service, Inc., or its successors in interest.

     Mortgage: The mortgage or deed of trust creating a second lien on an interest in real property securing a Mortgage Note or HELOC.

     Mortgage File: The items set out on Exhibit 2 hereto pertaining to a particular Mortgage Loan.

     Mortgage Loan: Those certain second lien, fixed- and adjustable-rate mortgage loans and HELOCs secured by one- to four-family residences that are set forth in the Mortgage Loan Schedule.

     Mortgage Loan Schedule: The schedule of Mortgage Loans to be annexed hereto as Schedule A on the Closing Date setting forth the information contained on
Exhibit 1 hereto.

     Mortgage Note: The original executed note or other evidence of the Mortgage Loan indebtedness of a Mortgagor.

     Mortgage Rate: The annual rate of interest borne by a Mortgage Note as stated therein.

     Mortgaged Property: The Mortgagor's real property securing repayment of a related Mortgage Note, consisting of a fee simple interest or leasehold interest in a single parcel of real property improved by a Residential Dwelling.

     Mortgagor: The obligor(s) on a Mortgage Note.

     Notes: The Merrill Lynch Mortgage Investors Trust, Series 2007-SL1 Mortgage Loan Asset-Backed Securities, Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Note issued pursuant to the Indenture.

     Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller or the Purchaser, reasonably acceptable to the Indenture Trustee.

     Origination Date: The date on which a Mortgage Loan funded as set out on the Mortgage Loan Schedule.

     Originator: For each Mortgage Loan, the related originator listed on the Mortgage Loan Schedule.

     Originator's Underwriting Guidelines: The underwriting guidelines in effect as of the applicable Origination Date, used by the applicable Originator in originating and/or acquiring Mortgage Loans, including the restrictions applicable thereto, as amended from time to time, and which have been provided or made available to the Purchaser.

     Owner Trustee: Wilmington Trust Company, as owner trustee under the Trust Agreement, or any successor thereto.

     Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Prepayment Charge: With respect to any Mortgage Loan, the premiums, fees, or charges, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof.

     Purchase Price: The purchase price paid on the Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans purchased on the Closing Date..

     Qualified Appraiser: A state licensed or certified appraiser, duly appointed by the applicable Originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder with respect to appraisals (as in effect on the date the appraisal was made).

     Rating Agencies: S&P and Moody's, each a "Rating Agency."

     Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

     Residential Dwelling: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project which meets the eligibility requirements of the applicable Originator's Underwriting Guidelines, or (iv) a detached one-family dwelling in a planned unit development, none of which is a cooperative, mobile or manufactured home.

     S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successors in interest.

     Second Lien: With respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a second lien on the Mortgaged Property.

     Second Lien Mortgage Loan: A Mortgage Loan secured by the lien on the Mortgaged Property, subject to one prior lien on such Mortgaged Property securing financing obtained by the related Mortgagor.

     Securities: The Certificates and the Notes.

     Securities Act: The Securities Act of 1933, as amended.

     Securities Administrator: LaSalle Bank National Association, as securities administrator under the Servicing Agreement, or any successor thereto.

     Servicer: Wilshire Credit Corporation and Litton Loan Servicing LP, as servicers under the Servicing Agreement, or any successors thereto, and Countrywide, as servicer under the Countrywide Servicing Agreement, or any successors thereto.

     Servicing Agreement: The mortgage loan servicing agreement, dated as of May 11, 2007, among Wilshire Credit Corporation, Litton Loan Servicing LP, LaSalle Bank National Association, Merrill Lynch Mortgage Investors Trust, Series 2007-SL1, Citibank, N.A., and Merrill Lynch Mortgage Investors, Inc.

     Stated Principal Balance: As to each Mortgage Loan as of any date of determination, (i) the principal balance of the Mortgage Loan as of the Cut-off Date after giving effect to payments of principal received on or before such date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal.

     Tax Service Contract: A transferable contract maintained for the Mortgaged Property with a tax service provider for the purpose of obtaining current information from local taxing authorities relating to such Mortgaged Property.

     Trust Agreement: the trust agreement, dated as of May 11, 2007, between Merrill Lynch Mortgage Investors, Inc. and Wilmington Trust Company.

Section 2. Purchase and Sale of the Mortgage Loans and Related Rights.

          (a) On the Closing Date, the Seller agrees to sell, and the Purchaser agrees to purchase each Mortgage Loan listed on the Mortgage Loan Schedule at a Purchase Price equal to the Stated Principal Balance thereof as of the Cut-off Date. In addition to the Purchase Price as described above, the Initial Purchaser shall pay to the Seller, at closing, accrued interest on the Stated Principal Balance of each Mortgage Loan as of the Cut-off Date at the Mortgage Rate thereof from the Cut-off Date through the day prior to the Closing Date, both inclusive.

          (b) The closing for the purchase and sale of the Mortgage Loans and the closing for the issuance of the Securities will take place on the Closing Date at the office of the Purchaser's counsel in New York, New York or such other place as the parties shall agree.

Section 3. Mortgage Loan Schedule.

     The Seller agrees to provide to the Purchaser as of the Closing Date the Mortgage Loan Schedule. The Mortgage Loan Schedule shall be delivered to the Purchaser on the Closing Date, shall be attached to this Agreement on the Closing Date by the parties hereto and shall be in form and substance mutually agreed to by the Seller and the Purchaser.

Section 4. Mortgage Loan Transfer.

     The Purchaser will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due after the Cut-off Date (regardless of when actually collected) and all payments thereof other than scheduled principal and interest received after the Cut-off Date. The Seller will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due on or before the Cut-off Date (including payments collected after the Cut-off Date) and all payments thereof other than scheduled principal and interest on the Mortgage Loans received on or before the Cut-off Date. Such principal amounts and any interest thereon belonging to the Seller as described above will not be included in the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date as set forth on the Mortgage Loan Schedule.

     Pursuant to the Trust Agreement, the Purchaser will sell on the Closing Date all of its right, title and interest in and to the Mortgage Loans to the Issuing Entity. Pursuant to the Indenture, the Issuing Entity will pledge on the Closing Date all of its right, title and interest in and to the Mortgage Loans to the Indenture Trustee under the Indenture. In connection with the transfer and assignment of the Mortgage Loans, the Seller has delivered or will deliver or cause to be delivered to the Indenture Trustee (or the Custodian on its behalf) by the Closing Date the following documents or instruments with respect to each Mortgage Loan (the "Mortgage Loan Documents"):

     (A) The original Mortgage Note endorsed in blank or, "Pay to the order of Citibank, N.A., as trustee for the Merrill Lynch Mortgage Investors Trust, Series 2007-SL1 Mortgage Loan Asset-Backed Securities, without recourse" together with all riders thereto. The Mortgage Note shall include all intervening endorsements showing a complete chain of the title from the originator of the Mortgage Loan to [____________________].

     (B) Except as provided below and for each Mortgage Loan that is not a MERS Loan, the original recorded Mortgage together with all riders thereto, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage together with all riders thereto certified to be a true copy of the original of the Mortgage that has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located and in the case of each MERS Loan, the original Mortgage together with all riders thereto, noting the presence of the MIN of the Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded.

     (C) In the case of each Mortgage Loan that is not a MERS Loan, the original Assignment of each Mortgage in blank or, to "Citibank, N.A., as trustee for the Merrill Lynch Mortgage Investors Trust, Series 2007-SL1 Mortgage Loan Asset-Backed Securities."

     (D) The original or a certified copy of the policy of title insurance (or a preliminary title report, commitment or binder if the original title insurance policy has not been received from the title insurance company).

     (E) Originals of any intervening assignments of the Mortgage, with evidence of recording thereon (if necessary to show the complete chain of title from the originator of the Mortgage Loan to the mortgagee of record as of the Closing
Date) or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified to be a true copy of the original of the assignment which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located.

     (F) Originals of all assumption and modification agreements, if any.

     (G) If in connection with any Mortgage Loan, the Purchaser cannot deliver the Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording thereon, if applicable, concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered for recordation, the Purchaser shall deliver or cause to be delivered to the Indenture Trustee or the Custodian written notice stating that such Mortgage or assumption, consolidation or modification, as the case may be, has been delivered to the appropriate public recording office for recordation. Thereafter, the Purchaser shall deliver or cause to be delivered to the Indenture Trustee or the Custodian such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording indicated thereon, if applicable, upon receipt thereof from the public recording office. To the extent any required endorsement is not contained on a Mortgage Note or an Assignment of Mortgage, the Purchaser shall make or cause to be made such endorsement.

     The Seller and the Purchaser acknowledge hereunder that all of the Mortgage Loans and the related servicing will ultimately be assigned to Citibank, N.A., as Indenture Trustee for the Noteholders, or Wilmington Trust Company, as Owner Trustee for the Certificateholders, on the Closing Date.

Section 5. Examination of Mortgage Files.

          (a) On or before the Closing Date, the Seller will have made the Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Indenture Trustee (or the Custodian on its behalf) or the Seller. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, the Seller shall make the Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm the Seller's compliance with the delivery and recordation requirements of this Agreement, the Indenture and the Trust Agreement. In addition, upon request of the Purchaser, the Seller agrees to provide to the Purchaser, Merrill Lynch and to any investors or prospective investors in the Securities information regarding the Mortgage Loans and their servicing, to make the Mortgage Files available to the Purchaser, Merrill Lynch and to such investors or prospective investors (which may be at the offices of the Seller and/or the Seller's custodian) and to make available personnel knowledgeable about the Mortgage Loans for discussions with the Purchaser, Merrill Lynch and such investors or prospective investors, upon reasonable request during regular business hours, sufficient to permit the Purchaser, Merrill Lynch and such investors or potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

          (b) The Purchaser acknowledges receipt of the Mortgage Note for each Mortgage Loan and delivery of a Mortgage File (but does not acknowledge receipt of all documents required to be included in such Mortgage File) with respect to each Mortgage Loan, subject to review thereof by the Indenture Trustee or Custodian, and declares that it holds and will hold, or will cause to be held, such documents and any other documents constituting a part of the Mortgage Files delivered to it in trust for the use and benefit of all present and future holders of the Securities. The Purchaser will cause the Seller to repurchase any Mortgage Loan to which a material exception was taken on Schedule A of the initial certification received from the Custodian under the Indenture (the "Exception Report") unless such exception is cured to the satisfaction of the Purchaser and the Indenture Trustee within 45 Business Days of the Closing Date.

          (c) Pursuant to the Indenture, the Indenture Trustee (or the Custodian on its behalf) will agree, for the benefit of the Purchaser, the NIMs Insurer and the holders of the Securities, to review each Mortgage File delivered to it within seventy (70) days after the Closing Date. Pursuant to the Indenture, the Indenture Trustee or the Custodian on its behalf will ascertain and certify, within seventy (70) days of the Closing Date, to the Purchaser and the Servicers that all documents required by Section 4 (A)-(B), (C) (if applicable), and
(D)-(E), and the documents if actually received by it, under Section 4 (F), have been executed and received, and that such documents relate to the Mortgage Loans that have been conveyed to it. Pursuant to the Indenture, if the Indenture Trustee (or the Custodian on its behalf) finds any document or documents constituting a part of a Mortgage File to be missing or defective (that is, mutilated, damaged, defaced or unexecuted) in any material respect, the Indenture Trustee (or the Custodian on its behalf) shall promptly (and in any event within no more than five Business Days) after such finding so notify the related Servicer, the NIMs Insurer, the Seller and the Purchaser. In addition, pursuant to the Indenture, the Indenture Trustee (or the Custodian on its behalf) shall also notify the related Servicer, the Seller and the Purchaser if the original Mortgage with evidence of recording thereon with respect to a Mortgage Loan is not received within seventy (70) days of the Closing Date; if it has not been received because of a delay caused by the public recording office where such Mortgage has been delivered for recordation, the Purchaser shall deliver or cause to be delivered to the Indenture Trustee and its Custodian written notice stating that such Mortgage has been delivered to the appropriate public recording office for recordation and thereafter the Purchaser shall deliver or cause to be delivered such Mortgage with evidence of recording thereon upon receipt thereof from the public recording office. The Indenture Trustee (or the Custodian on its behalf) shall request that the Seller correct or cure such omission, defect or other irregularity, or substitute a Mortgage Loan without such omission defect or other irregularity, within ninety (90) days from the date the Seller was notified of such omission or defect and, if the Seller does not correct or cure such omission or defect within such period, that the Seller purchase such Mortgage Loan from the Issuing Entity within ninety
(90) days from the date the Indenture Trustee (or the Custodian on its behalf) notified the Seller of such omission, defect or other irregularity at the Purchase Price of such Mortgage Loan.

     The Purchase Price for any Mortgage Loan purchased pursuant to this Section 5(c) shall be paid to the related Servicer and deposited by the related Servicer in the Collection Account promptly upon receipt, and upon receipt by the Indenture Trustee of written notification of such deposit signed by a Servicing Officer or receipt of such deposit by the Securities Administrator, of which the Indenture Trustee is given notice, the Indenture Trustee (or the Custodian on its behalf), upon receipt of a Request for Release and certification of the related Servicer of such required deposit, shall promptly release to the Seller the related Mortgage File and the Indenture Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, as shall be requested by the Seller and necessary to vest in the Seller or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and neither the Indenture Trustee nor the Custodian shall have any further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the Seller to purchase, cure or substitute any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Purchaser and the Indenture Trustee on behalf of holders of the Securities.

     Neither the Indenture Trustee nor the Custodian shall be under any duty or obligation to inspect, review and examine such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, recordable, duly authorized, sufficient, legal, valid or appropriate to the represented purpose, or that they have actually been recorded, or that they are other than what they purport to be on their face. Pursuant to the Indenture, the Indenture Trustee (or the Custodian on its behalf) shall keep confidential the name of each Mortgagor except as required for the performance of this Agreement and the Indenture, and the Indenture Trustee (or the Custodian on its behalf) shall not solicit any such Mortgagor for the purpose of refinancing the related Mortgage Loan; notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Indenture Trustee (or the Custodian on its behalf) from sources other than the other parties hereto, (ii) disclosure of any and all information (A) if required to do so by any applicable law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the business of the Indenture Trustee (or the Custodian on its behalf) or that of any Affiliate, (C) pursuant to any subpoena, civil investigation demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Indenture Trustee (or the Custodian on its behalf) or any Affiliate or an officer, director, employer or shareholder thereof is a party or (D) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Indenture Trustee (or the Custodian on its behalf) having a need to know the same, provided that the Indenture Trustee advises such recipient of the confidential nature of the information being disclosed, or
(iii) any other disclosure authorized by the Purchaser.

Section 6. Sale Treatment.

          (a) [Reserved.]

          (b) It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser, as contemplated by this Agreement be, and be treated as, a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held by a court of competent jurisdiction to continue to be property of the Seller, then (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (ii) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Purchaser would otherwise be entitled to own such Mortgage Loans and proceeds pursuant to
Section 4 hereof, including all amounts, other than investment earnings, from time to time held or invested in any accounts created pursuant to the Indenture or the Trust Agreement, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Purchaser or the Indenture Trustee (or the Custodian on its behalf) of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 (or comparable provision) of the applicable Uniform Commercial Code; and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof or pursuant to the Trust Agreement shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Indenture and the Trust Agreement.

Section 7. Representations and Warranties of Seller Concerning the Mortgage
Loans.

          (a) The Seller hereby represents and warrants to the Purchaser as of the Closing Date or such other date as may be specified below with respect to each Mortgage Loan being sold by it:

          (1) There are no defaults in complying with the terms of the Mortgage as they relate to the holder thereof, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents or other outstanding charges affecting the Mortgaged Property which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable. There exist no deficiencies with respect to escrow deposits and payments, if escrows are required, for which customary arrangements for repayment thereof have not been made, and other than in connection with a modification or work-out agreement contained in the Mortgage File, no escrow deficits or payments of other charges or payments have been capitalized under the Mortgage or the applicable Mortgage Note;

          (2) The Seller has not, and to the Seller's knowledge, neither the related Servicer nor any prior holder of any Mortgage Loan has waived, altered or modified the Mortgage or Mortgage Note (except that a Mortgage Loan may have been modified by a written instrument (a copy of which is in the Mortgage File and the terms of which are reflected on the Mortgage Loan Schedule) which has been recorded or is in the process of being recorded, if necessary to protect the validity and first priority lien of the owner of such Mortgage Loan; the substance of any such waiver, alteration or modification has been approved by the issuer of any title insurance policy, to the extent required by the related policies); satisfied, canceled, rescinded or subordinated such Mortgage in whole or in part; released the applicable Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of cancellation, rescission or satisfaction with respect thereto. No instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part from its obligations in connection with a Mortgage Loan;

          (3) The Mortgage Note and the Mortgage are not subject to any valid right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable (subject to bankruptcy, insolvency, moratorium, reorganization and similar laws or by equitable principles affecting the enforceability of the rights of creditors, including those respecting the availability of specific performance), in whole or in part, and to the Seller's knowledge no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (4) All buildings upon the Mortgaged Property are insured by a generally acceptable insurer in accordance with the Originator's Underwriting Guidelines against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming the applicable Originator, its successors and assigns as mortgagee and all premiums thereon have been paid or escrowed funds have been established in an amount sufficient to pay the premium. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the applicable Originator's Underwriting Guidelines. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

          (5) Any and all requirements of any applicable federal, state or local law including, without limitation, laws governing prepayment penalties, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing and disclosure laws applicable to the origination (as such laws existed as of the date of origination) and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such applicable laws;

          (6) The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

          (7) The related Mortgage is properly recorded and is a valid, existing and enforceable second lien and second priority security interest with respect to each Mortgage Loan on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and referred to in the lender's title insurance policy delivered to the Originator and which do not adversely affect the Appraised Value of the Mortgaged Property, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (d) a First Lien on the Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable second lien and second priority security interest with respect to each Mortgage Loan and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage, except as otherwise set forth in the Mortgage Loan Schedule;

          (8) Each Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligations of the maker thereof, enforceable in accordance with their terms subject to bankruptcy, insolvency, moratorium, receivership, conservatorship, reorganization and similar laws on or hereafter in effect of general application affecting creditors' rights generally and subject to the application of the general principles of equity, including those respecting the availability of specific performance (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (9) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person, the identity of such natural person was verified, to the Seller's knowledge, such Mortgagor is not in violation of any laws regarding identity theft;

          (10) All Persons that have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations, national banks or national bank operating subsidiaries or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required to be licensed in such state under laws applicable to such Person. All parties which have had any interest in the Mortgage Loan were in compliance with any and all "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located applicable to such Person or were not required under the laws applicable to such Person to be licensed in such state;

          (11) The Mortgage Loan is covered by an ALTA lender's title insurance policy (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1) or equivalent form of policy of insurance acceptable to lenders who originate or originated mortgage loans similar to the Mortgage Loans as of the related Origination Date of the Mortgage Loan and issued by a title insurer acceptable to prudent mortgage lenders and qualified to do business in the jurisdiction where the Mortgaged

Property is located, insuring (subject to the exceptions contained above in 10(a) and (b) the Seller or the applicable Originator and their successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. The Seller or the applicable Originator is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

          (12) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note (except for necessary escrows established as a result of forced placement in accordance with Accepted Servicing Practices and modifications permitted by Accepted Servicing Practices) and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and no such default, breach, violation or event of acceleration has been waived. With respect to each Mortgage Loan (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the First Lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the First Lien mortgage;

          (13) To the Seller's knowledge, there are no mechanics' liens or similar liens or claims for work, labor or material affecting any Mortgaged Property which have been filed (and no rights are outstanding that under law could give rise to such liens), which are or may be a lien prior to, or equal with, the lien of such Mortgage, except those which are insured against by the title insurance policy with respect to the Mortgage Loan;

          (14) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and to the Seller's knowledge, no improvements on adjoining properties encroach upon the Mortgaged Property;

          (15) The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each Mortgage Loan other than a Mortgage Loan with an interest only payment period, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, (A) in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, (B) in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate and (C) in the case of a Balloon Loan, are based on a twenty (20), thirty (30), forty (40) or fifty (50) year amortization schedule, as set forth in the related Mortgage Note, and a final monthly payment substantially greater than the preceding monthly payment which is sufficient to amortize the remaining principal balance of the Balloon Loan and to pay interest at the related Mortgage Interest Rate. The Index for each Adjustable Rate Mortgage Loan is as defined in the related Mortgage Loan Schedule;

          (16) The origination practices used by the applicable Originator and the collection practices used by the related Servicer and all prior servicers with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry for mortgage loans similar to the Mortgage Loans. The Mortgage Loan has been serviced by the related Servicer and any predecessor servicer in accordance with the terms of the Mortgage Note;

          (17) The Mortgaged Property is free of damage and waste and there is no proceeding pending or to the Seller's knowledge, threatened for the total or partial condemnation thereof nor is such a proceeding currently occurring;

          (18) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. The Mortgaged Property is not subject to any bankruptcy proceeding (or with respect to each Mortgage Loan for which the proceeds were used to pay off a bankruptcy of the Mortgagor, the related Mortgaged Property is no longer subject to any bankruptcy proceeding) or foreclosure proceeding, nor are any such proceedings pending and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers' Civil Relief Act;

          (19) The Mortgage Note and Mortgage (exclusive of any riders or addenda) are on forms acceptable to FNMA or FHLMC and the riders and addenda are on forms customary for use in the secondary market with respect to mortgage loans similar to the Mortgage Loans;

          (20) The related Mortgage File contains an appraisal of the Mortgaged Property signed by a Qualified Appraiser or evidence of an Appraised Value. Any written appraisal performed by a Qualified Appraiser is in a form permitted by the applicable Originator's Underwriting Guidelines;

          (21) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

          (22) No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the related Servicer, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

          (23) To the Seller's knowledge, the Mortgaged Property is lawfully occupied under applicable law, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. To the Seller's knowledge, no improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation;

          (24) Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than any intervening transfer to the Purchaser) have been recorded, or are in the process of being recorded, in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Mortgagor. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

          (25) Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having second lien priority with respect to each Mortgage Loan by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable for use in the secondary market with respect to mortgage loans similar to the Mortgage Loans. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

          (26) The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller's knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

          (27) No selection procedures were used by the Seller to select those mortgage loans originally offered for sale by the Seller to the Purchaser (including the Mortgage Loans) that identified such mortgage loans as being less desirable or valuable than comparable mortgage loans otherwise being offered for sale by the Seller;

          (28) Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Code (as determined without regard to Treas. Reg. Section 1.860G-2(a)(3) or any similar rule that treats a defective obligation as a qualified mortgage for a temporary period and as determined based on the maximum line of credit, rather than the actual amount drawn, with respect to any Mortgage Loan that is a home equity line of credit). Any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loans;

          (29) No Mortgage Loan provides for interest other than at either (i) a single fixed rate in effect throughout the term of the Mortgage Loan or (ii) a "variable rate" (within the meaning of Treas. Reg. Section 1.860G-1(a)(3)) in effect throughout the term of the Mortgage Loan;

          (30) With respect to each Second Lien Mortgage, (i) the related First Lien does not permit negative amortization, and (ii) either no consent for the Mortgage Loan is required by the holder of the First Lien or such consent has been obtained and is contained in the Mortgage File;

          (31) With respect to each Second Lien Mortgage Loan, where required or customary in the jurisdiction in which the related Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the senior lienholder under the related First Lien, and the original lender has notified any senior lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder

          (32) The Seller would not, based on the delinquency status of the Mortgage Loans, institute foreclosure proceedings with respect to any of the Mortgage Loans prior to the next scheduled payment for such Mortgage Loan;

          (33) No Mortgage Loan is in foreclosure;

          (34) The Mortgage Loan Documents with respect to each Mortgage Loan subject to Prepayment Charges specifically authorizes such Prepayment Charges to be collected and such Prepayment Charges are permissible and enforceable in accordance with the terms of the related Mortgage Loan Documents and applicable law;

          (35) The Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder at the option of the mortgagee and such provision is enforceable (unless the transfer is permitted by applicable federal law without the consent of the mortgagee thereunder);

          (36) No predatory or deceptive lending practices, as defined by applicable federal, state or local law applicable to the related Originator in effect on the Origination Date of the Mortgage Loan, including but not limited to, the extension of credit to the mortgagor without regard for the mortgagor's ability to repay the Mortgage Loan and the extension of credit to the mortgagor which has no apparent benefit to the mortgagor, were employed by the originator of the Mortgage Loan, or any Affiliate of the originator of the Mortgage Loan, in connection with the origination of the Mortgage Loan;

          (37) No Mortgage Loan is classified as a high cost mortgage loan under HOEPA, and no Mortgage Loan is a "high cost home," "covered" (excluding home loans defined as "covered home loans" in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), "high risk home" or "predatory" loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny, additional legal liability for residential mortgage loans having high interest rates, points and/or fees or providing for liability to the purchaser or assignee of such Mortgage Loan);

          (38) No Mortgage Loan is a "High Cost Loan" or "Covered Loan", as applicable (as such terms are defined in the current Standard & Poor's LEVELS(R) Glossary, which is now version 5.7 Revised, Appendix E);

          (39) No litigation is pending or, to the Seller's knowledge, threatened with respect to the Mortgage Loan or Mortgaged Property; and

          (40) No Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia.

     (b) In the event, a net interest margin securitization transaction is entered into by the Seller or any of its affiliates in which any of the Securities serve as part or all of the collateral securing such transaction, the Seller additionally represents and warrants as follows

          (41) The information set forth in the Prepayment Charge schedule (including the Prepayment Charge summary attached thereto) is complete, true and correct in all material respects on the date or dates when such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor's rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure) under applicable federal, state and local law;

          (42) Either:

               (i) The related Servicer will not waive any Prepayment Charge or part of a Prepayment Charge unless such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related mortgage loan and doing so is standard and customary in servicing mortgage loans similar to the mortgage loans (including any waiver of a Prepayment Charge in connection with a refinancing of a mortgage loan that is related to a default or a reasonably foreseeable default), and in no event will it waive a Prepayment Charge in connection with a refinancing of a mortgage loan that is not related to a default or a reasonably foreseeable default; or

               (ii) The Seller shall ensure that the related Servicer will not waive any part of any Prepayment Charge unless the waiver relates to a default or a reasonably foreseeable default, the Prepayment Charge would cause an undue hardship to the related borrower, the

                    Mortgaged Property is sold by the Mortgagor, the collection of any Prepayment Charge would violate any relevant law or regulation or the waiving of the Prepayment Charge would otherwise benefit the Trust Fund and it is expected that the waiver would maximize recovery of total proceeds taking into account the value of the Prepayment Charge and related Mortgage Loan and doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default). The related Servicer will not waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default.

     Upon discovery by any of the Seller, the Purchaser, the related Servicer, the Master Servicer, the Securities Administrator or the Indenture Trustee (or the Custodian on its behalf) of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, Prepayment Charges or the interests of the holders of the Securities, the party discovering such breach shall give prompt written notice to the other parties. Within sixty (60) days of the discovery of such breach of any representation or warranty, the Seller shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Indenture Trustee at the Purchase Price or
(c) within the two year period following the Closing Date, substitute a Replacement Mortgage Loan for the affected Mortgage Loan. In the event of discovery of a breach of any representation and warranty of the Seller, the Indenture Trustee's rights shall be enforced under this Agreement for the benefit of holders of the Securities. In the event that such breach relates solely to the unenforceability of a Prepayment Charge, amounts received in respect of such indemnity up to the amount of such Prepayment Charge shall be distributed pursuant to the terms of the Indenture. If the Seller substitutes for a Mortgage Loan for which there is a breach of any representations and warranties in this Agreement which adversely and materially affects the value of such Mortgage Loan and such substitute mortgage loan is not a Replacement Mortgage Loan, the Seller will, in exchange for such substitute Mortgage Loan,
(i) provide the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute such affected Mortgage Loan with a Replacement Mortgage Loan. With respect to the representations and warranties described in this Section that are made to the best of the Seller's knowledge, if it is discovered by any of the Purchaser, the Seller, the Master Servicer, the Securities Administrator or the Indenture Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

     The Seller indemnifies and holds the Issuing Entity, the Indenture Trustee (or the Custodian on its behalf), the Purchaser, the Servicers and each holder of the Securities harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Issuing Entity, the Indenture Trustee (or the Custodian on its behalf), the Purchaser, the Servicers and any holder of the Securities may sustain in connection with any actions of the Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 7, to the extent that any such action causes (i) any federal or state tax to be imposed on the Issuing Entity or any REMIC provided for in the Indenture, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup day" under Section 860G(d)(1) of the Code, or (ii) any REMIC created in the Indenture to fail to qualify as a REMIC at any time that any Certificate is outstanding. In furtherance of the foregoing, if the Seller is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS System, the Seller, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS' rules and regulations.

     With respect to any Mortgage Loan repurchased by the Seller hereunder, the principal portion of the funds received by the Servicers in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and shall be deposited in the Certificate Account pursuant to the Servicing Agreement. Upon receipt by the Indenture Trustee of notice from the related Servicer of receipt by such Servicer of the full amount of the Purchase Price for a Deleted Mortgage Loan, and upon receipt by the Indenture Trustee (or the Custodian on its behalf) of the Mortgage File for a Replacement Mortgage Loan substituted for a Deleted Mortgage Loan and a Request for Release, the Indenture Trustee (or the Custodian on its behalf) shall release and reassign to the Seller the related Mortgage File for the Deleted Mortgage Loan and the Indenture Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Purchaser or the Seller, and the Indenture Trustee (or the Custodian on its behalf) shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

     With respect to each Replacement Mortgage Loan to be delivered to the Indenture Trustee (or the Custodian on its behalf) pursuant to the terms of this
Section 7 in exchange for a Deleted Mortgage Loan: (i) the Seller must deliver to the Indenture Trustee (or the Custodian on its behalf) the Mortgage File for the Replacement Mortgage Loan along with a written certification certifying as to the Mortgage Loan satisfying all requirements under the definition of Replacement Mortgage Loan and the delivery of such Mortgage File and containing the granting language set forth in Section 4; and (ii) the Purchaser will be deemed to have made, with respect to such Replacement Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. The Indenture Trustee (or the Custodian on its behalf) shall review the Mortgage File with respect to each Replacement Mortgage Loan and certify to the Purchaser that all documents required by Section 4(A)-(B), (C) (if applicable), and (D)-(E) have been executed and received.

     For any month in which the Seller substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Seller will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution and the aggregate Prepayment Charges with respect to such Replacement Mortgage Loans is less than the aggregate Stated Principal Balance (after application of the principal portion of the Monthly Payment due in the month of substitution) and aggregate Prepayment Charges of all such Deleted Mortgage Loans. An amount equal to the aggregate of the deficiencies described in the preceding sentence (such amount, the "Substitution Adjustment Amount") plus an amount equal to any unreimbursed costs, penalties and/or damages incurred by the Issuing Entity in connection with any violation relating to such Deleted Mortgage Loan of any predatory or abusive lending law shall be remitted by the Seller to the Securities Administrator for deposit into the Certificate Account by the Seller on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

     Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Section 7 shall be subject to the additional limitations that no substitution of a Replacement Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Indenture Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established pursuant to the Indenture as a REMIC, or of the related "regular interests" as "regular interests" in any such REMIC, or (B) cause any such REMIC to engage in a "prohibited transaction" or prohibited contribution pursuant to the REMIC Provisions.

     The Purchaser shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Replacement Mortgage Loan or Replacement Mortgage Loans. Upon such substitution by the Seller, such Replacement Mortgage Loan or Replacement Mortgage Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement, including all applicable representations and warranties thereof included herein as of the date of substitution.

     It is understood and agreed that the representations, warranties and indemnification set forth in this Section 7 of the Seller hereunder shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Indenture Trustee (or the Custodian on its behalf) and shall continue throughout the term of this Agreement.

Section 8. Representations and Warranties Concerning the Seller.

     As of the date hereof and as of the Closing Date, the Seller represents and warrants to the Purchaser as to itself in the capacity indicated as follows:

          (a) the Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Seller's business as presently conducted or on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (b) the Seller has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

          (c) the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the charter or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (d) the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

          (e) this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

          (f) there are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will if determined adversely to the Seller materially and adversely affect the Seller's ability to perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement;

Section 9. Representations and Warranties Concerning the Purchaser.

     As of the date hereof and as of the Closing Date, the Purchaser represents and warrants to the Seller as follows:

          (a) the Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Purchaser's business as presently conducted or on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (b) the Purchaser has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

          (c) the execution and delivery by the Purchaser of this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the articles of incorporation or by-laws of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (d) the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

          (e) this Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

          (f) there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser will be determined adversely to the Purchaser and will if determined adversely to the Purchaser materially and adversely affect the Purchaser's ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement;

Section 10. Closing.

     The closing shall take place on the Closing Date. At the Purchaser's option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

     The closing for the Mortgage Loans to be purchased on the Closing Date shall be subject to each of the following conditions:

          (a) all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

          (b) the Seller shall have delivered and released the Mortgage Loan Documents to the Custodian;

          (c) all other terms and conditions of this Agreement shall have been complied with;

          (d) The Purchaser shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof:

          (i) One or more opinions of counsel from the Seller's counsel otherwise in form and substance reasonably satisfactory to the Purchaser, the Indenture Trustee and each Rating Agency; and

          (ii) Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended ratings from each Rating Agency for the Securities.

     Subject to the foregoing conditions, the Initial Purchaser shall pay to the Seller on the Closing Date the Purchase Price, plus accrued interest pursuant to
Section 4, by wire transfer of immediately available funds to the account designated by the Seller.

Section 11. Notices.

     All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing. Notices to the Seller shall be directed to Merrill Lynch Mortgage Lending, Inc., 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080, and notices to the Purchaser shall be directed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 (Telecopy: 212-449-6710), or to any other address as may hereafter be furnished by one party to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a business day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next business day.

Section 12. Transfer of Mortgage Loans.

     The Purchaser retains the right to pledge the Mortgage Loans and any or all of its interest under this Agreement to the Indenture Trustee without the consent of the Seller, and, upon such pledge, the Indenture Trustee shall succeed to the applicable rights and obligations of the Purchaser hereunder; provided, however, the Purchaser shall remain entitled to the benefits set forth in Sections 13 hereto and as provided in Section 2(a). Notwithstanding the foregoing, the sole and exclusive right and remedy of the Indenture Trustee with respect to a breach of representation or warranty of the Seller shall be the purchase or substitution obligations of the Seller contained in Sections 5 and 7 hereof.

Section 13. Representations, Warranties and Agreements to Survive Delivery.

     All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans to the Purchaser (and by the Purchaser to the Indenture Trustee (or the Custodian on its behalf)). Subsequent to the delivery of the Mortgage Loans to the Purchaser, the Seller's representations and warranties contained herein with respect to the Mortgage Loans shall be deemed to relate to the Mortgage Loans actually delivered to the Purchaser and included in the Mortgage Loan Schedule and any Substitute Mortgage Loan and not to those Mortgage Loans deleted from the Preliminary Mortgage Loan Schedule pursuant to
Section 3 hereof prior to the Closing.

Section 14. Mandatory Delivery; Grant of Security Interest.

     The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage Loan Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller's failure to deliver the Mortgage Loans on or before the Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller's interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to the Purchaser's obligation to deliver or cause to be delivered the consideration for the Mortgage Loans pursuant to Section 2 hereof. The Seller agrees that, upon acceptance of the Mortgage Loans by the Purchaser or its designee and delivery of payment to the Seller, that its security interest in the Mortgage Loans shall be released. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

Section 15. Severability.

     Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

Section 16. Counterparts.

     This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

Section 17. Amendment.

     This Agreement cannot be amended or modified in any manner without the prior written consent of each party.

Section 18. GOVERNING LAW.

     THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE AND PERFORMED IN THE STATE OF NEW YORK AND SHALL BE INTERPRETED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

Section 19. Further Assurances.

     Each of the parties agrees to execute and deliver such instruments and take such actions as another party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including any amendments hereto which may be required by either Rating Agency.

Section 20. Successors and Assigns.

     This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and their permitted successors and assigns and, to the extent specified in Section 13 hereof, Merrill Lynch, and their directors, officers and controlling persons (within the meaning of federal securities laws). The Seller acknowledges and agrees that the Purchaser may assign its rights under this Agreement (including, without limitation, with respect to the Seller's representations and warranties respecting the Mortgage Loans) to the Indenture Trustee. Any Person into which the Seller may be merged or consolidated (or any Person resulting from any merger or consolidation involving the Seller), any Person resulting from a change in form of the Seller or any Person succeeding to the business of the Seller, shall be considered the "successor" of the Seller hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of any party hereto. Except as provided in the two preceding sentences, this Agreement cannot be assigned, pledged or hypothecated by either party hereto without the written consent of the other parties to this Agreement and any such assignment or purported assignment shall be deemed null and void.

Section 21. The Seller.

     The Seller will keep in full effect all rights as are necessary to perform their respective obligations under this Agreement.

Section 22. Entire Agreement.

     This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

Section 23. No Partnership.

     Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                        MERRILL LYNCH MORTGAGE LENDING, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        MERRILL LYNCH MORTGAGE INVESTORS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT 1

                       MORTGAGE LOAN SCHEDULE INFORMATION

     The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

          (i) the loan number;

          (ii) the borrower name and address;

          (iii) the unpaid principal balance of the Mortgage Loans;

          (iv) the Initial Mortgage Rate;

          (v) the original maturity date and the months remaining before maturity date;

          (vi) the original principal balance;

          (vii) the Cut-off Date Principal Balance;

          (viii) the first payment due date of the Mortgage Loan;

          (ix) the Combined Loan-to-Value Ratio with respect to a second lien Mortgage Loan;

          (x) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

          (xi) a code indicating the property type;

          (xii) with respect to each Adjustable Rate Mortgage Loan;

               (A) the frequency of each Adjustment Date;

               (B) the next Adjustment Date;

               (C) the Maximum Mortgage Rate;

               (D) the Minimum Mortgage Rate;

               (E) the Mortgage Rate as of the Cut-off Date;

               (F) the related Periodic Rate Cap;

               (G) the Gross Margin; and

               (H) the lifetime rate cap;

          (xiii) the location of the related Mortgaged Property;

          (xiv) a code indicating whether a Prepayment Charge is applicable;

               (A) the period during which such Prepayment Charge is in effect;

               (B) the amount of such Prepayment Charge;

               (C) any limitations or other conditions on the enforceability of such Prepayment Charge; and

               (D) any other information pertaining to the Prepayment Charge specified in the related Mortgage Note;

          (xv) the Credit Score and date obtained;

          (xvi) the MIN;

          (xvii) whether such Mortgage Loan is a Wilshire Serviced Mortgage Loan, a Litton Serviced Mortgage Loan or a Countrywide Serviced Mortgage Loan;

          (xviii) with respect to each Mortgage Loan that is not a HELOC, the amount of the Monthly Payment as of the Cut-off Date and with respect to each HELOC, the amount of the Minimum Monthly Payment as of the Cut off Date;

          (xix) a code indicating whether the Mortgage Loan is a HELOC;

          (xx) with respect to each HELOC, the Credit Limit;


                                      E-1-1

          (xxi) (with respect to each HELOC, the Draw Period;

          (xxii) with respect to each HELOC, the amortization period;

          (xxiii) with respect to each HELOC, the first Adjustment Date and the Adjustment Date frequency;

          (xxiv) with respect to each HELOC, the Mortgage Index;

          (xxv) with respect to each HELOC, the Gross Margin;

          (xxvi) with respect to each HELOC, the Maximum Mortgage Interest Rate under the terms of the Mortgage Note;

          (xxvii) with respect to each HELOC, the Minimum Mortgage Interest Rate under the terms of the Mortgage Note;

          (xxviii) with respect to each HELOC, the first Adjustment Date immediately following the related Cut-off Date;

          (xxix) with respect to each HELOC, the Index; and

          (xxx) with respect to each HELOC, the termination fees.


                                      E-1-2

                                    EXHIBIT 1

                         CONTENTS OF EACH MORTGAGE FILE


                                      E-2-1

                                    EXHIBIT 2

                                   [RESERVED]


                                      E-3-1

                                   SCHEDULE A

                             MORTGAGE LOAN SCHEDULE

                             On file at Dechert LLP
                                   Cira Centre
                                2929 Arch Street
                           Philadelphia, PA 19104-2808
                                       USA
                              Tel: +1 215 994 4000
                              Fax: +1 215 994 2222
                          Attention: Steven J. Molitor


                                    Sch. A-1